EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement of PEDEVCO CORP. on Form S-1 Amendment No. 2 dated January 16, 2013 of our report dated April 16, 2012 relating to the consolidated financial statements for the years ended December 31, 2011 and 2010 included in the Annual Report on Form 10-K of PEDEVCO CORP. (formerly Blast Energy Services, Inc.).  We also consent to the reference to our firm under the heading “Experts” appearing therein.

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

January 16, 2013